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                                                                    Exhibit 10.5

                                    AGREEMENT
                                       TO
                           HOLD HARMLESS AND INDEMNIFY

                  Agreement made this 2nd day of September, 1999, by and between U.S. Medical Alliance, a Delaware Corporation, and its successor in interest I-Trax.com, also a Delaware Corporation (collectively, "UMAI"); and Member-Link Systems, Inc., a Delaware corporation ("MLS").

                  UMAI and MLS have agreed to enter into various arrangements and joint business activities, as evidenced by other agreements being made between them contemporaneously with this one. Except for the discussions leading up to these arrangements, which have proceeded for approximately 30 days prior to this Agreement, MLS and UMAI have had no previous dealings, business arrangements, investment in each other, or joint activities of any kind whatsoever.

                  Therefore, as part of its consideration for the contribution by MLS of its licenses and other things of value, UMAI hereby agrees to hold harmless, indemnify and defend MLS, its officers, directors, employees and shareholders, from and against any losses, claims, lawsuits, damages, liabilities, fines and expenses (including attorneys' fees and costs) arising out of or relating to any activities, transactions, litigation, contracts, or securities matters involving UMAI that may have or are alleged to have occurred prior to the closing date of the transfer of equity consideration to MLS. This provision includes in its scope but is not limited to, any activities, transactions, litigation, contracts or securities matters conducted under either of the names attributed above to UMAI, or otherwise involving them.

                  UMAI, and the undersigned on its behalf, represents and warrants that it has full legal rights, power and authority to make the foregoing Agreement, and that this Agreement is legal, valid and binding, and enforceable against it in accordance with its terms.

Signed: /s/ Frank A. Martin                              Date: September 2, 1999
        ------------------------------------------             -----------------
        Frank A. Martin, President & Chairman
        U.S. Medical Alliance and I-Trax.com


Signed: /s/ Hans C. Kastensmith                          Date: September 2, 1999
        -----------------------------------------              -----------------
        Hans C. Kastensmith, President & Chairman
        Member-Link Systems, Inc.

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